POWER OF ATTORNEY

      Know  all  men by these presents, that the undersigned
hereby constitutes and appoints Roy T. Rimmer, Jr. as his true and  lawful attorney-in-fact and agent, with full  power  of substitution, for him and in his name, place  and  stead  in any  and all capacities to sign any or all Forms 3, Forms  4 and Schedules 13D and all amendments thereto required by the provisions of the Securities Exchange Act of 1934 pertaining to  ITEQ. Inc. and to file the  same  with  all exhibits
thereto   and  other  documents   in   connection therewith,
with the Securities and Exchange Commission, granting unto said Attorney-in-fact and agent or any of them, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  March 15, 2000                /s/ Lacy J. Harber